Exhibit 99.1

BOSTON OMAHA CORPORATION ANNOUNCES THIRD QUARTER 2022 FINANCIAL RESULTS

Omaha, Nebraska (Business Wire)	November 10, 2022

Boston Omaha Corporation (NYSE: BOC) (the “Company”) announced its financial results for the third quarter ended September 30, 2022 in connection with filing its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

We show below summary financial data for the third quarter of 2022 and 2021. Our Quarterly Report on Form 10-Q can be found at www.bostonomaha.com.

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Billboard Rentals, Net	$9,942,846	$8,023,065	$28,906,159	$23,129,582
Broadband Services (1)	8,102,935	3,773,729	20,258,461	11,329,220
Premiums Earned	2,860,451	2,031,575	7,556,423	5,554,297
Insurance Commissions	383,830	584,082	1,575,274	1,642,962
Investment and Other Income	157,484	85,696	339,192	226,986
Total Revenues	21,447,546	14,498,147	58,635,509	41,883,047

Depreciation and Amortization Expense	4,170,251	2,806,720	10,840,204	7,574,896

Net Loss from Operations	(1,795,197)	(2,760,998)	(4,961,915)	(5,340,248)
Net Other (Loss) Income	(178,858)	(33,753,550)	10,542,120	88,935,971

Net (Loss) Income Attributable to Common Stockholders	$(1,408,521)	$(26,276,094)	$3,397,733	$66,799,096
Basic Net (Loss) Income per Share	$(0.05)	$(0.89)	$0.11	$2.32
Diluted Net (Loss) Income per Share	$(0.05)	$(0.89)	$0.11	$2.32

			September 30,	December 31,
			2022	2021
Total Unrestricted Cash, Treasuries and Marketable Equity Securities (2)			$89,728,080	$230,670,929
Total Assets			674,659,150	807,053,793
Total Liabilities			159,313,479	166,458,071
Total Noncontrolling Interest			15,384,185	144,270,503
Total Stockholders' Equity			$499,961,486	$496,325,219

1.	Includes the InfoWest and Go Fiber acquisitions completed on April 1, 2022.
2.

Includes U.S. treasury securities classified as trading securities and marketable equity securities, of which $8,497,117 is held by our insurance entities at September 30, 2022. Marketable equity securities excludes Sky Harbour Group Corporation (“Sky Harbour”) Class A common stock as we account for our 22.96% stake under the equity method.

As a result of a change in Generally Accepted Accounting Principles in 2018, we are required to include the unrealized changes in market prices of investments in public equity securities in our reported earnings(3). While we intend to hold our current securities for the longer term, we may in the future choose to sell them for a variety of reasons resulting in realized losses or gains.

Cash outflow from operations for the nine months ended September 30, 2022 was $(9,575,058), compared to cash inflow of $6,620,097 for the nine months ended September 30, 2021.

Our book value per share was $16.83 at September 30, 2022, compared to $16.71 at December 31, 2021.

As of September 30, 2022, we had 28,642,801 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

As of November 9, 2022, we had 28,642,801 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with four majority owned businesses engaged in outdoor advertising, surety insurance, broadband telecommunications services and asset management.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the impact of the COVID-19 pandemic, the competitive nature of the industries in which we conduct our business, general business and economic conditions, our ability to acquire suitable businesses, our ability to successfully integrate acquired businesses, the effect of a loss of, or financial distress of, any reinsurance company which we rely on for our insurance operations, the risks associated with our investments in both publicly traded securities and privately held businesses, our history of losses and ability to maintain profitability in the future, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission (the “SEC”) on Form 10-K for the year ended December 31, 2021, as well as other risks and uncertainties which may be described in any subsequent quarterly report on Form 10-Q filed by the Company and the other reports the Company files with the SEC. Copies of our SEC filings are available on our website at www.bostonomaha.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts:

Boston Omaha Corporation

Catherine Vaughan, 857-256-0079

contact@bostonomaha.com

(3)	Excludes Sky Harbour Class A common stock as we account for our investment under the equity method.